CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our Firm under the caption "Experts" in the registration statement on Form S-8 and related prospectus of Action Products International, Inc. and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the financial Statements of Action Products International, Inc. included in it's Annual Report on Form 10-KSB for the year ended December 31, 1998.




                                      /s/ MOORE STEPHENS LOVELACE, P.A
                                      ---------------------------------
                                      MOORE STEPHENS LOVELACE, P.A
                                      CERTIFIED PUBLIC ACCOUNTANTS



Orlando, Florida
April 20, 1999